Exhibit (j): Consent of Deloitte & Touche LLP, Independent Public Accountants
  -----------


                                                                      Exhibit 11



INDEPENDENT AUDITORS' CONSENT

Hillman Capital Management Investment Trust:

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement (No. 333-44568) of The Hillman Total Return Fund of our report dated November 13, 2000, appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/S/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
December 28, 2000